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                                                                 Exhibit 10.48.1

                                   ACTV, INC.
                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT dated as of January 1, 1999, and amended as of January 1, 2000, by and between ACTV, INC., a Delaware corporation, having an office at 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 (hereinafter referred to as "Employer"), and CHRISTOPHER C. CLINE, an individual residing at 514 West End Avenue, New York, New York 10024 (hereinafter referred to as "Employee")

                              W I T N E S S E T H:

            WHEREAS, Employer employs, and desires to continue to employ, Employee as its Senior Vice President - New Business Development and Finance and Chief Financial Officer; and

            WHEREAS, Employee is willing to continue to be employed as, and is willing to continue to perform the duties of, the Senior Vice President - New Business Development and Finance and Chief Financial Officer of Employer in the manner provided for herein and upon the terms and conditions herein set forth;

            NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

            1. Employment by ACTV, Inc. Employer hereby employs Employee as Senior Vice President - New Business Development and Finance and Chief Financial Officer of Employer.

            2. Term. Subject to Section 9 below, the term of this Agreement shall commence on January 1, 1999 and end on December 31, 2004. Each 12-month period from January 1st through December 31st during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall, whether in the foregoing position or in such other position as Employer may then be employing him, devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

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            3. Duties. The Employee shall perform any and all duties and shall have any and all powers as may be prescribed by Employer's Chairman and Chief Executive Officer and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Chairman or his designee.

            4. Compensation.

                  a. (i) Employee shall be paid a minimum of $150,000 for the initial Annual Period, commencing January 1, 1999, and shall be paid a minimum of $200,000 for each subsequent Annual Period, commencing January 1, 2000. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

                        (ii) Employee is eligible for bonuses, if any, which will be determined and paid in accordance with policies set from time to time by the Board.

                        (iii) Employee shall be entitled to a leased car of his choice, the cost of which shall reduce the total cash compensation paid under section 4 (a) (i)

                  b. (i) In the event of a "Change of Control" whereby:

                        (A) A person (other than a person who is an officer or a Director of Employer on the effective date hereof) including a "group" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

                        (B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

                        (C) Employer consummates a merger in which it is not the surviving entity;

                        (D) Substantially all Employer's assets are sold; or

                        (E) Employer's stockholders approve the dissolution or liquidation of Employer; then

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                        (ii) (A) All stock options, warrants and stock

appreciation rights ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; at an exercise price of 10(cent) per stock appreciation right if applicable; and in addition the employee, at his option, shall receive a special compensation payment for the exercise cost of all vested options upon exercising those options any time within twelve months after the effective date of the change of control, adjusted for any stock splits and capital reorganizations having a similar effect subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements;

                              (B) If upon said Change of Control, (i) a new
Chief Executive Officer of Employer is appointed and (ii) Employee is not retained in his immediately prior position or a substantially similar position with Employer or the surviving entity, as applicable, then in addition, Employee shall be eligible to receive a one-time bonus, equal on an after-tax basis to his then current annual base salary. To effectuate this provision, the bonus shall be "grossed-up" to include the amount necessary to reimburse Employee for his federal, state and local income tax liability on the bonus and on the "gross-up" at the respective effective marginal tax rates. Said bonus shall be paid within thirty (30) days of the Change of Control.

                  c. Employer shall include Employee in its health insurance program available to Employer's executive officers.

                  d. After January 1, 2000, Employer shall maintain a life, accidental death and dismemberment insurance policy on Employee for the benefit of a beneficiary named by Employee in an amount not less than $750,000. Ownership of the policy shall be assigned to Employee upon termination of Employee's employment under this Agreement.

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                  e. Employee shall also be entitled to participate pari passu in any other program established by Employer pursuant to which any executive officers receive a share of the profits of Employer.

                  f. Employee shall have the right to participate in any other employee benefit plans established by Employer.

                  g. Unless a pre-existing plan of Employer expressly forbids it, all Rights which may become exercisable during the term hereof shall be paid for in cash only if Employee so elects, otherwise they may be paid for:

                  (i) by the transfer by Employee to Employer of so much of Employee's Rights which, when valued at the highest trading price of the underlying securities of Employer during the previous six months, will offset the price of the Rights then being exercised;

                  (ii) by means of a non-recourse Note with interest at the lowest rate, it any, required to be charged by any governmental authority, to accrue and become due and payable with the principal, in an amount no greater than the exercise price, given by Employee to Employer and secured solely by the shares of stock being paid for thereby, which Note shall become due and payable at the earlier of the expiration hereof or, on a pro rata basis, the sale by Employee of all or part of the Rights or underlying stock which constitute security for the Note; or

                  (iii) by any combination of cash and (ii) or (iii), above.

            5. Expenses. Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.

            6. Vacation. Employee shall be entitled to receive three (3) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

            7. Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already

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constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

            8. Covenant Not to Compete. Employee acknowledges and confirms that the Company is placing its confidence and trust in Employee. Accordingly, Employee covenants and agrees that he will not, during the term of his employment, and for a period of one (1) year thereafter, either directly or indirectly, engage in any business, either directly or indirectly (whether as a creditor, guarantor, financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, or otherwise) , with or for any company, enterprise, institution, organization or other legal entity (whether a sole proprietorship, a corporation, a partnership, a limited liability company, an association, or otherwise, and whether or not for profit), which is in competition with the ACTV Business (as defined herein) . As used in this Agreement, the term "ACTV Business" shall mean the invention, development, application, implementation, extension, operation and/or management by ACTV and/or any ACTV affiliate of any invention, software, technology, business, service or product of ACTV and/or any ACTV affiliate, including without limitation the convergence and digital television technologies commonly referred to by ACTV as "Individualized Television", "HyperTV" and "eSchool"

                  Furthermore, Employee will not during the term of his employment, and for a period of one (1) year thereafter, individually or through any entity, directly or indirectly, become an employee, consultant, advisor, director, officer, producer, partner or joint or co-venturer of or to, or enter into any contract, agreement or arrangement with, any entity or business venture of any kind to or of which ACTV and/or any ACTV affiliate is a licensor or licensee or with which ACTV and/or any ACTV affiliate is a joint or co-venturer, partner or otherwise engaged in any on-going business relationship or discussions or negotiations with a view to entering into such a relationship to provide services or products, without the express prior written consent of ACTV.

                  Employee hereby acknowledges and agrees that the ACTV Business extends throughout the United States, and that --given the nature of the ACTV Business -- ACTV and/or any ACTV affiliate can be harmed by competitive conduct anywhere in the United States. Employee therefore agrees that the covenants not to compete contained in this Section 8 shall be applicable in and throughout the United States, as well as throughout such additional non-U.S. areas in which ACTV and/or any ACTV affiliate may

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be (or has prepared written plans to be) doing business as of the date of termination of Employee's employment. Employee further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the ACTV Business, and that this Agreement will therefore not prevent him from earning a livelihood. Employee acknowledges that the restrictions contained in this Section 8 constitute reasonable protections for ACTV and its affiliates in light of the foregoing and in light of the promises to Employee contained herein. Employee and the Company hereby agree that, if the period of time or the scope of the restrictive covenant not to compete contained in this Section 8 shall be adjudged unreasonable by any proper arbiter of a dispute hereunder, then the period of time and/or scope shall be reduced accordingly, so that this covenant may be enforced in such scope and during such period of time as is judged by such arbiter to be reasonable.

            9. Termination.

                        (i) For Cause. Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony; and/or (C) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a) (i) Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

                        (ii) Without Cause. Employer may terminate this Agreement without cause with no notice to Employee. In the event Employee is terminated without cause, Employee shall receive severance pay equal to six months.

                        (iii) Disability. Employer may terminate Employee's employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 90 days during any twelve-month period. If Employee's employment is terminated under this Section 9(a) (iii) (A) for the first six months after termination, Employee shall be paid 100% of his full compensation under Section 4(a) of this Agreement at the rate in effect on the date of termination, and in each successive 12 month period thereafter Employee shall be paid an amount equal to 67% of his compensation under Section

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4(a) of this agreement at the rate in effect on the date of termination; (B)
Employer's obligation to pay life insurance premiums on the policy referred to in Section 4(d) shall continue in effect until five years after the date of termination; and (C) Employee shall continue to be entitled, insofar as is permitted under applicable insurance policies or plans, to such general medical and employee benefit plans (including profit sharing or pension plans) as Employee had been entitled to on the date of termination. Any amounts payable by Employer to Employee under this paragraph shall be reduced by the amount of any disability payments payable by or pursuant to plans provided by Employer and actually paid to Employee.

                        (iv) Death. This Agreement shall automatically terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and the pro-rata amount payable under Section 4(e) for the period prior to Employee's death and any other amount to which Employee was entitled of the time of his death.

            10. Arbitration. Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

            11. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

            12. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to Employer's employment of Employee and supersedes, effective as of the date hereof any prior agreement or understanding between

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Employer and Employee with respect to Employee's employment by Employer (other than that certain Confidentiality/Non-Disclosure Agreement dated as of November 1, 1993 between Employer and Employee, which agreement shall continue in full force and effect in accordance with the respective terms thereof) . The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                  b. The provisions of Sections 4, 7, 8, 9 (a) (iii), 9(a) (iv), 14, 15 and 16 shall survive the termination of this Agreement.

            13. Assignment. This Agreement shall not be assigned to other parties.

            14. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the state of New York, without regard to the conflicts of laws principles thereof.

            15. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                  a. delivered by hand;

                  b. sent be telex or telefax, (with receipt confirmed), provided that a copy is simultaneously mailed by registered or certified mail, return receipt requested; or

                  c. received by the addressee as sent be express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                        (i)   if to the Employer:

                              ACTV, Inc.
                              1270 Avenue of the Americas, Suite 2401
                              New York, New York, 10020
                              Attention: William C. Samuels
                              Telefax: (212) 459-9548
                              Telephone: (212) 217-1600

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                              With a copy to:

                              ACTV, Inc.

                              1270 Avenue of the Americas, Suite 2401
                              New York, New York, 10020
                              Attention: Day L. Patterson - Law Dept.

                              Telefax: (212) 459-9548
                              Telephone: (212) 217-1600

                        (ii) if to the Employee:

                              Mr. Christopher C. Cline
                              514 West End Avenue, #7A
                              New York, NY 10024

            16. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining [ILLEGIBLE] shall remain in full force and effect as if this [ILLEGIBLE] been executed with the invalid portion thereof eliminate [ILLEGIBLE] is hereby declared the intention of the parties that [ILLEGIBLE] have executed the remaining portions of this Agreement [ILLEGIBLE] including any such part, parts or portions which may, [ILLEGIBLE] reason, be hereafter declared invalid.

            IN WITNESS WHEREOF, the undersigned have execu[ILLEGIBLE] agreement as of the day and year first above written.

                                       ACTV, INC.

                                       By: /s/ William C. Samuels
                                           --------------------------
                                               William C. Samuels,
                                               Chairman and CEO

                                       /s/ Christopher C. Cline
                                       ------------------------------
                                           CHRISTOPHER C. CLINE